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                                 EXHIBIT 4.1

                       STERLING ELECTRONICS CORPORATION
                            1994 STOCK OPTION PLAN

                          SCOPE AND PURPOSE OF PLAN

     This Sterling Electronic Corporation 1994 Stock Option Plan (the "Plan") provides for the granting of:

     (a) Incentive Options (hereinafter defined) to certain key employees of Sterling Electronics Corporation, a Nevada corporation (the "Corporation"), or of its Affiliates (hereinafter defined); and

     (b) Non statutory Options (hereinafter defined) to certain key employees of the Corporation or of its Affiliates.

     The purpose of the Plan is to provide an incentive for key employees of the Corporation or its Affiliates to provide a means by which selected key persons may be given an opportunity to purchase Stock of the Corporation, to help secure and retain the services of key persons, and to provide incentives for such persons to exert maximum efforts for the success of the Corporation.

SECTION 1.  Definitions

     1.1 "Affiliates" shall mean (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if each of the corporations, other than the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.2 "Agreement" shall mean the written agreement between the Corporation and a Holder evidencing the Option granted by the Corporation and the understanding of the parties with respect thereto.

     1.3 "Board of Directors" shall mean the board of directors of the Corporation.

     1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.5 "Compensation Committee" shall mean the committee appointed pursuant to Section 3 hereof by the Board of Directors to administer this Plan.

     1.6 "Eligible Individuals" shall mean key employees, including officers and directors who are also employees of the Corporation or of any of its Affiliates.

     1.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.8 "Fair Market Value" shall mean:

     (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or


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     (b) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.8(a) and sales prices therefor in the over-the-counter market shall be reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

     (c) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.8(a) and sales prices therefor shall not be reported by the NASDAQ National Market System as provided in Subparagraph 1.8(b), and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; and

     (d) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.8(a) and sales prices or bid and asked prices therefor shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.8(b) or Subparagraph 1.8(c) at the date of determining the Fair Market Value, the value determined in good faith by the Board of Directors.

     For purposes of valuing Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

     1.9 "Holder" shall mean an Eligible Individual to whom an Option has been granted.

     1.10 "Incentive Options" shall mean stock options that are intended to satisfy the requirements of section 422 of the Code.

     1.11 "Nonstatutory Options" shall mean stock options that are not intended to satisfy the requirements of section 422 of the Code.

     1.12 "Options" shall mean either Incentive Options or Nonstatutory Options, or both.

     1.13 "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.14 "Significant Affiliate" shall mean any Affiliate or Affiliates which collectively account for 50% or greater of (i) the total assets of the Corporation and all Affiliates or (ii) the total sales of the Corporation and all Affiliates.

     1.15 "Stock" shall mean the Corporation's authorized common stock, $0.50 par value per share, together with any other securities with respect to which Options granted hereunder may become exercisable.

SECTION 2:  Stock and Maximum Number of Shares Subject to the Plan.

     2.1 DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The Stock which may be issued upon the exercise of an Option may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

     Subject to the adjustments provided for in Paragraph 6.6, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder may equal but shall not exceed 500,000 shares of Stock.

     2.2 RESTORATION OF UNPURCHASED SHARES. If an Option granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares


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of Stock subject to but not issued under such Option shall again be available for Options granted hereunder subsequent thereto.

SECTION 3:  Administration of the Plan.

     3.1 COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall consist of not less than two individuals. In the event that the Stock is registered under Section 12 of the Exchange Act, directors of the Corporation, and all members of the Compensation Committee shall be:

     (a) directors of the Corporation; and

     (b) "disinterested persons," as defined in Rule 16b-3(c)(2)(i) promulgated under the Exchange Act; and in such event members of the Compensation Committee shall not be eligible to receive Options or any equity securities under any plan of the Corporation or its affiliates (except as specifically allowed by Rules 16(b)-3(c)(2)(i)(A)-(D) promulgated under the Exchange Act) within one (1) year prior to their appointment to the Compensation Committee or while they are serving as members of the Compensation Committee; provided, however, that this subparagraph incorporates and its restrictions shall be deemed to be modified according to any changes to Rule 16b-3 promulgated under the Exchange Act.

     3.2 DURATION, REMOVAL, ETC. The members of the Compensation Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Compensation Committee or to add members thereto. Vacancies on the Compensation Committee, however caused, shall be filled by action of the Board of Directors.

     3.3 MEETINGS AND ACTIONS OF THE COMPENSATION COMMITTEE. The Compensation Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Compensation Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Compensation Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Compensation Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the bylaws of the Corporation as it may deem advisable.

     3.4 COMPENSATION COMMITTEE'S POWERS. Subject to the express provisions hereof, the Compensation Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Section 6 of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and
(e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Compensation Committee deems appropriate. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Compensation Committee shall have full discretion to make all determinations on the matters referred to in this Paragraph 3.4; such determinations shall be final, binding and conclusive.


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SECTION 4:  Eligibility and Participation.

     4.1 ELIGIBLE INDIVIDUALS. Options may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof. Notwithstanding any provision contained herein to the contrary, a person shall not be eligible to receive an Incentive Option hereunder unless he or she is an employee of the Corporation or an Affiliate, nor shall a person be eligible to receive an Incentive Option hereunder if he or she, at the time such Incentive Option is granted, would own (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of an Affiliate unless at the time such Incentive Option is granted the exercise price per share of Stock is at least one hundred and ten percent (110%) of the Fair Market Value of each share of Stock to which the Incentive Option relates and the Incentive Option is not exercisable after the expiration of five (5) years from the date it is granted.

     4.2 NO RIGHT TO OPTION. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.

SECTION 5:  Grant of Options and Certain Terms of the Agreements.

     Subject to the express provisions hereof, the Compensation Committee shall determine which Eligible Individuals shall be granted Options hereunder from time to time. In making grants, the Compensation Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Affiliates and such other considerations as the Board of Directors may from time to time specify. The Compensation Committee shall also determine the number of shares subject to each of such Options, and shall authorize and cause the Corporation to grant Options in accordance with such determinations.

     The date on which the Compensation Committee completes all action constituting an offer of an Option to an individual, including the specification of the number of shares of Stock to be subject to the Option, shall be the date on which the Option covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Compensation Committee has completed all such action except communication of the grant of the Option to the potential Holder. In no event, however, shall a Holder gain any rights in addition to those specified by the Compensation Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Corporation and the Holder.

     Each Option granted hereunder shall be evidenced by an Agreement, executed by the Corporation and the Eligible Individual to whom the Option is granted, incorporating such terms as the Compensation Committee shall deem necessary or desirable. More than one Option may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder. In the event an Eligible Individual is granted one or more Incentive Options and one or more Nonstatutory Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

     Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted hereunder or otherwise and such restrictions on the transferability of shares of the Stock acquired pursuant to an Option granted hereunder or otherwise as the Compensation Committee in its sole and absolute discretion shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and stockholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Agreement or a subsequent holder of the shares of Stock who is bound by such Agreement.


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SECTION 6:  Terms and Conditions of Options.

            All Options granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

            6.1 NUMBER OF SHARES. Each Agreement shall state the number of shares of Stock to which it relates.

            6.2 EXERCISE PRICE. Each Agreement shall state the exercise price per share of Stock. The exercise price per share of Stock subject to an Incentive Option shall not be less than the greater of (a)the par value per share of the Stock or (b)100% of the Fair
Market Value per share of the Stock on the date of the grant of the Incentive Option. The exercise price per share of Stock subject to a Nonstatutory Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the date of the grant of the Nonstatutory Option. The exercise price per share of Stock subject to either an Incentive Option or a Nonstatutory Option shall be determined by the Compensation
Committee upon the granting of the Option, subject to the restrictions set forth above.

            6.3 MEDIUM AND TIME OF PAYMENT, METHOD OF EXERCISE, AND WITHHOLDING TAXES. The exercise price of an Option shall be payable upon the exercise of the Option in a manner that is acceptable to the Compensation Committee in its sole discretion, which form may include cash, shares of Stock or a share or shares of Stock owned by the Holder and surrendered for actual or deemed multiple exchanges of shares of Stock, or any combination thereof. Exercise of an Option shall not be effective until the Corporation has received written notice of exercise, specifying the number of whole shares to be purchased and accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

            The Compensation Committee may, in its discretion, require a Holder to pay to the Corporation at the time of exercise of an Option or portion thereof the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise.
Where the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Corporation may, in its discretion, require a Holder to place shares of Stock purchased under the Option in escrow for the benefit of the Corporation until such time as Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Holder as a result of the exercise of an Option or the disposition of shares of Stock acquired pursuant thereto. At such later time, the Corporation, in its discretion, may require a Holder to pay to the Corporation the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Corporation, such shares of Stock shall be released from escrow to the Holder.

            6.4 TERM, TIME OF EXERCISE, AND TRANSFERABILITY OF STOCK AND OPTIONS. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during a Holder's lifetime only by the Holder or by the Holder's guardian or legal representative in accordance with the next sentence. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement
Income Security Act, or the rules thereunder. The provisions of the remainder of this Paragraph 6.4 shall apply to the extent a Holder's Agreement does not expressly provide otherwise.

            If a Holder (a) voluntarily ceases to be an Eligible Individual or (b) ceases to be an Eligible Individual by reason that his status as such was terminated by the Corporation or one of its Affiliates (with or without cause), the Option shall terminate thirty days after such Holder ceases to be an Eligible
Individual.

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            Notwithstanding the foregoing, if a Holder ceases to be an
Eligible Individual by reason of (a) disability (as defined in repealed Section 105(d)(4) of the Code) or (b) death, then the Holder shall have the right for twelve months after the date of disability or death to exercise an Option to the extent such Option is exercisable on the date of his disability.

            For purposes of this Paragraph 6.4, the term "cause" means, without regard to any determination of "cause" or "without cause" under any other applicable agreement with the individual other than an Agreement hereunder, a termination of employment, as determined by the Board of Directors of the Corporation or the board of directors of an Affiliate in the sole discretion exercised in good faith of such board of directors, for (a) the breach by the Holder of any employment, nondisclosure, noncompetition, or other agreement to which the Holder and the Corporation or any Affiliate are parties, (b) the commission by the Holder of a felony or of a misdemeanor involving moral turpitude, (c) the participation by the Holder in any fraud, (d) dishonesty by the Holder that is detrimental to the best interests of the Corporation or any Affiliate, or (e) willful disloyalty by the Holder to the Corporation or any Affiliate.

            That portion of the Option which is not exercisable on the date the Holder ceases to be an Eligible Individual shall terminate and be forfeited to the Corporation on the date of such cessation.

            Notwithstanding any other provision of this Plan, no Option shall be exercisable after the expiration of ten (10) years from the date it is granted, or the period specified in Paragraph 4.1, if applicable. The Compensation Committee shall have authority to prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Compensation Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

            Within a reasonable time or such time as may be permitted by law after the Corporation receives written notice that the Holder has elected to exercise all or a portion of an Option, accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, the Corporation shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. In the event that a Holder exercises both an Incentive Option, or portion thereof, and a Nonstatutory Stock Option, or a portion thereof, separate Stock certificates shall be issued, one for the Stock subject to the Incentive Option and one for the Stock subject to the Nonstatutory Stock Option. The number of the shares of Stock transferable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement. However, this number of such shares of Stock which are transferable may increase due to the occurrence of certain events which are fully described in Paragraph 6.6.

            Nothing herein or in any Option granted hereunder shall require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his or her intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Shares of Stock issued upon exercise of any Option shall not be transferable until after six months from the date the Incentive Option is granted.
Certificates for shares of Stock, when is-


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sued, may have the following or similar legend, or statements of other applicable restrictions, endorsed thereon, and, as described in the preceding sentence, may not be immediately transferable:

            The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exception from registration.
Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Corporation and its legal counsel, such sale, transfer, assignment or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

            6.5 LIMITATION ON AGGREGATE VALUE OF SHARES THAT MAY BECOME FIRST EXERCISABLE DURING ANY CALENDAR YEAR UNDER AN INCENTIVE
OPTION. Except as is otherwise provided in the second paragraph of Paragraph 6.6, with respect to any Incentive Option granted under this Plan, the sum of:

            (a) the aggregate Fair Market Value of shares of Stock subject to such Incentive Option that first become purchasable in a calendar year under such Incentive Option, and

            (b) the aggregate Fair Market Value of shares of Stock or stock of any Affiliate (or a predecessor of the Corporation or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Affiliates (or a predecessor corporation of any such corporation), that first become purchasable in a calendar year under such incentive stock option may not (with respect to any Holder) exceed $100,000, with such Fair Market Value to be determined as of the date the Incentive Option or such other incentive stock option is granted.

            For purposes of this Paragraph 6.5, "predecessor corporation" means (i) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Corporation, (ii) a corporation which, at the time the new incentive stock option (within the meaning of section 422 of the Code) is granted, is an Affiliate of the Corporation or (iii) a predecessor corporation of any such corporations.

            6.6 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER, ETC. The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred to prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            If the Corporation shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Corporation on, its Stock, or other increase or reduction of the number of shares of the Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Stock, in whole or in part, into other equity securities of the Corporation, then (a) the number, class and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Stock, the Options shall extend to such other securities) in such a manner as to entitle a Holder to receive, upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he or she had exercised his or her Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders

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to be affected by such adjustment; and (b) the
number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each Holder in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassification of the character described above.

            The Agreements to be entered into under this Plan may provide that if the Corporation (a) shall offer for sale to the shareholders of its Stock shares of Stock or other classes of stock or other securities of the Corporation, or (b) in connection with any transaction shall acquire or shall cause to be issued rights to acquire shares of stock or other securities of another corporation for the benefit of or to the holders of Stock of the Corporation, the Corporation will give written notice to Holder of the rights which are thus to be acquired or issued for the benefit of or the holders of Stock of the Corporation in sufficient time to permit Holder to exercise the Option granted hereunder if Holder should elect to do so and to permit Holder to participate in such rights as a holder in such Stock of the Corporation.

            The Agreements may also provide that in the event the Corporation proposes to merge or consolidate with another corporation or to sell or dispose of its properties, assets and business or to dissolve, the Corporation will give written notice thereof to the Holder in sufficient time to permit Holder to exercise the Option granted hereunder, if Holder should elect to do so and participate in such transaction as a stockholder of the Corporation; provided, however, in connection with any merger or consolidation or other transaction under which the Corporation or its holders of shares of Stock will acquire stock or other securities of the continuing, resulting or other corporation in exchange for their shares of Stock of the Corporation, provision shall be made for the reservation for and issuance upon exercise by Holder of the Option granted of Holder's pro rata number of shares or other securities (on the basis of the number of shares of Stock of the Corporation as to which the Option granted hereunder remains at the time unexercised), at the same aggregate purchase price provided for in the Agreement, the price per unit to be adjusted upward or downward, according to the increase or decrease of the number of units involved.

            The Agreements may also provide that in the event the Corporation undergoes, or is threatened by, a transaction effecting a significant change in the business, as determined by the Board of Directors, the waiting period for exercising will be waived and Holder will be permitted to immediately exercise the Option granted pursuant to this Plan.

            If a corporate transaction described in Section 424(a) of the Code which involves the Corporation is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be canceled by the Board of Directors as of the effective date of any such corporate transaction but before the date each Holder shall be provided with a notice of such cancellation and each Holder shall have the right to exercise such Option in full to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

            Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then subject to outstanding Options.

            In the event of a Change of Control Transaction (as hereinafter defined), all outstanding Options granted under the Plan will vest immediately upon any such Change of Control Transaction involving the Corporation. A Change of Control Transaction is
(i) the dissolution of the Corporation or any Significant
Affiliate, (ii) a liquidation of more than 50 percent in value of the Corporation or any Significant Affiliate, (iii) a sale of assets involving 50 percent or more of the value of the assets of the Corporation or

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any Significant Affiliate prior to such sale,
(iv) any merger or reorganization or consolidation of the Corporation in which the Corporation is not the surviving entity,
(v) any merger or reorganization or consolidation of any Significant Affiliate in which the Significant Affiliate is not the surviving entity (other than a merger or reorganization or consolidation with the Corporation or any entity controlled by the Corporation), (vi) any sale or the disposition of more than 50 percent of the combined voting securities of any Significant Affiliate, or (vii) any transaction pursuant to which the stockholders, as a group, of all the securities of the Corporation outstanding prior to the transaction hold, as a group, less than 50 percent of the combined voting power of the Corporation or any successor company outstanding after the transaction.

     6.7 RIGHTS AS A STOCKHOLDER. A Holder shall have no right as a stockholder with respect to any shares covered by his or her Option until a certificate representing such shares is issued to him or her. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 6.6 hereof.

     6.8 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of and within the limitations of the Plan, the Compensation Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor (to the extent not theretofore exercised). The Compensation Committee may not, however, modify any outstanding Options so as to specify a lower exercise price or base amount or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower exercise price. In addition, the Compensation Committee may not, without the consent of the Holder, modify any outstanding Options so as to specify a higher exercise price or base amount or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a higher exercise price. In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, alter or impair any rights or obligations under any Incentive Option theretofore granted hereunder to such Holder under the Plan, except as may be necessary, to satisfy the requirements of Section 422 of the Code.

     6.9 FURNISH INFORMATION. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

     6.10 OBLIGATION TO EXERCISE; TERMINATION OF EMPLOYMENT. The granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder's termination of employment with the Corporation or an Affiliate, the unexercised portion of an Option granted hereunder shall terminate in accordance with Paragraph 6.4 hereof.

     6.11 AGREEMENT PROVISIONS. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Compensation Committee shall deem advisable. Each Agreement shall identify the Option evidenced thereby as an Incentive Option or a Nonstatutory Option, as the case may be, and no Agreement shall cover both an Incentive Option and a Nonstatutory Option. Each Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422 of the Code.

SECTION 7: Remedies and Legend.

     7.1 REMEDIES. The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any


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Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

     7.2 SPECIFIC PERFORMANCE. The Corporation shall be entitled to enforce the terms and provisions of this Section 7, including the remedy of specific performance.

     7.3 LEGEND. Each certificate representing shares of Stock issued to a Holder upon exercise of an Option granted under the Plan shall, if such share is subject to any transfer restriction
(including a right of first refusal) under the Plan or any Agreement, bear a legend that complies with applicable law with respect to such restriction, such as:

     The shares represented by this certificate are subject to restrictions on transferability imposed by that certain instrument entitled "Sterling Electronics Corporation 1994 Stock Option Plan" dated _____________, 1994, and an agreement thereunder between Sterling Electronics Corporation and [Holder] dated ___________, 19__, which grants to the Corporation an option to purchase such shares in certain instances. A copy of such plan and agreement is on file at the principal office of the Corporation and is subject to the same right of examination by a stockholder of the Corporation (in person or by agent, attorney, or accountant) as are the books and records of the Corporation.

SECTION 8: Duration of Plan.

     No Options may be granted hereunder after the date that is 10 years from the earlier of (a) the date the Plan is adopted by the Board of Directors or (b) the date the Plan is approved by the stockholders of the Corporation. In addition, with respect to shares of Stock not currently covered by an outstanding Option, this Plan may be terminated at any time by the Board of Directors.

SECTION 9: Amendment of Plan.

     The Compensation Committee may at any time terminate or from time to time amend or suspend the Plan; provided, however, that no such amendment shall, without approval of the stockholders of the Corporation, except as provided in Section 6, (a) increase the aggregate number of shares of Stock as to which Options may be granted under the Plan; (b) increase the maximum period during which Options may be exercised; or (c) extend the effective period of the Plan. No Option may be granted during any suspension of the Plan or after the Plan has been terminated and no amendment, suspension or termination shall, without a Holder's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Holder under the Plan.

SECTION 10. General.

     10.1 APPLICATION OF FUNDS. The proceeds received by the
Corporation from the sale of shares pursuant to Options shall be used for general corporate purposes.

     10.2 RIGHT OF THE CORPORATION AND AFFILIATES TO TERMINATE EMPLOYMENT. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate his or her employment any time.

     10.3 AUTHORITY OF COMPENSATION COMMITTEE. In addition to its authority expressed herein, the Compensation Committee shall have full and absolute discretion to make determinations under the Plan and any Agreement and to interpret the provisions of the Plan and any Agreement.

     10.4 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board of Directors nor any member of the Compensation Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Compensation Committee shall be entitled to indemnification and reim-


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bursement by the Corporation in respect of any claim,
loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     10.5 INFORMATION CONFIDENTIAL. As partial consideration for the granting of each Option hereunder, the Agreement may, in the Compensation Committee's sole and absolute discretion, provide that the Holder shall agree with the Corporation that he or she will keep confidential all information and knowledge that he or she has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Compensation Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Holder, as a factor mitigating against the advisability of granting any such future Option to such individual.

     10.6 OTHER BENEFITS. Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

     10.7 EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his or her legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Compensation Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

     10.8 NO GUARANTEE OF INTERESTS. Neither the Compensation
Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

     10.9 PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and/or costs arising out of any actions taken by the Corporation to enforce its rights hereunder.

     10.10 CORPORATION RECORDS. Records of the Corporation or its Affiliates regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Compensation Committee to be incorrect.

     10.11 INFORMATION. The Corporation and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

     10.12 NO LIABILITY OF CORPORATION. The Corporation assumes no obligation or responsibility to the Holder or his or her legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Compensation Committee.

     10.13 CORPORATION ACTION. Any action required of the Corporation shall be by resolution of its Board of Directors, by a person authorized to act by resolution of the Board of Directors, or by a person authorized to act by the bylaws of the Corporation.


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     10.14 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     10.15 NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance herewith or, if by courier, 24 hours after it is sent, addressed as described in this Section, or, if by facsimile machine, the time mechanically recorded on the document by the facsimile process. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it, he or she had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his or her address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

     10.16 WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

     10.17 SUCCESSORS. The Plan shall be binding upon the Holder, his or her legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors, and assigns, and upon the Compensation Committee and its successors.

     10.18 HEADINGS. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     10.19 GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Nevada corporate law conflicts with the contract law of such state, in which event Nevada corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     10.20 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 11: Effective Date of Plan.

     The Plan shall become effective and shall be deemed to have been adopted on August 23, 1994. No Option shall be ghranted pursuant to the Plan after August 23, 2004.


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